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                                                                     EXHIBIT 11

                              WOOLWORTH CORPORATION

                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                                   (Unaudited)
                     (in millions, except per share amounts)

                                                                       Thirteen weeks ended           Twenty-six weeks ended
                                                                     ------------------------        ------------------------
                                                                     July 26,        July 27,        July 27,        July 27,
                                                                       1997            1996            1997            1996
                                                                       ----            ----            ----            ----

FINANCIAL STATEMENT PRESENTATION

Weighted-average number of common shares outstanding                   134.5           133.3           134.3           133.2
                                                                     =======         =======         =======         =======

Income (loss) from continuing operations                                  26              26              43              11
Less: Preferred dividends                                               --              --              --              --
                                                                     -------         -------         -------         -------
Income from continuing operations applicable to common shares             26              26              43              11
Loss from discontinued operations                                       (207)             (4)           (223)            (11)
                                                                     -------         -------         -------         -------
Net income (loss)                                                    $  (181)        $    22         $  (180)        $  --
                                                                     =======         =======         =======         =======

Per Common Share:
Income from continuing operations                                    $  0.19         $  0.19         $  0.32         $  0.08
Loss from discontinued operations                                      (1.54)          (0.02)          (1.66)          (0.08)
                                                                     -------         -------         -------         -------
Net income (loss) per share of common stock                          $ (1.35)        $  0.17         $ (1.34)        $  --
                                                                     =======         =======         =======         =======

PRIMARY(1)

Weighted-average number of common shares
  outstanding and common share equivalents                             134.5           134.3           134.3           133.7
                                                                     =======         =======         =======         =======

Income from continuing operations applicable to common shares             26              26              43              11
Loss from discontinued operations                                       (207)             (4)           (223)            (11)
                                                                     -------         -------         -------         -------
Net income (loss)                                                    $  (181)        $    22         $  (180)        $  --
                                                                     =======         =======         =======         =======

Primary:
Income from continuing operations                                    $  0.19         $  0.19         $  0.32         $  0.08
Loss from discontinued operations                                      (1.54)          (0.02)          (1.66)          (0.08)
                                                                     -------         -------         -------         -------
Net income (loss) per share of common stock                          $ (1.35)        $  0.17         $ (1.34)        $  --
                                                                     =======         =======         =======         =======

FULLY DILUTED (1) (2)

Weighted-average number of common shares outstanding
  and fully diluted common share equivalents                           136.5           134.3           135.8           133.9
Assumed conversion of preferred stock                                   --               0.6            --               0.6
                                                                     -------         -------         -------         -------
Adjusted weighted-average number of common
  shares and common share equivalents                                  136.5           134.9           135.8           134.5
                                                                     =======         =======         =======         =======

Income from continuing operations applicable to common shares             26              26              43              11
Loss from discontinued operations                                       (207)             (4)           (223)            (11)
                                                                     -------         -------         -------         -------
Net income (loss)                                                    $  (181)        $    22         $  (180)        $  --
                                                                     =======         =======         =======         =======

Fully Diluted:
Income from continuing operations                                    $  0.19         $  0.19         $  0.32         $  0.08
Loss from discontinued operations                                      (1.52)          (0.02)          (1.64)          (0.08)
                                                                     -------         -------         -------         -------
Net income (loss) per share of common stock                          $ (1.33)        $  0.17         $ (1.32)        $  --
                                                                     =======         =======         =======         =======


(1) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(2) This calculation is submitted for the 1997 loss in accordance with Regulation S-K, Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.